Exhibit 99.2

Helius Medical Technologies, Inc. Announces Pricing of Public Offering of Class A Common Stock

NEWTOWN, Pa., November 15, 2018 (GLOBE NEWSWIRE) — Helius Medical Technologies, Inc. (Nasdaq:HSDT) (TSX:HSM) (“Helius” or the “Company”) today announced the pricing of an underwritten public offering of 2,121,212 shares of its Class A common stock at a public offering price of $8.25 per share, before underwriting discounts and commissions. The net proceeds to Helius from this offering, after deducting the underwriting discounts, commissions and estimated offering expenses payable by Helius, are expected to be approximately $15.7 million. The offering is expected to close on or about Monday, November 19, 2018, subject to customary closing conditions including the approval of the Toronto Stock Exchange.

BTIG, LLC and Oppenheimer & Co. Inc. are acting as joint book-running managers for the offering. Haywood Securities Inc. is acting as a co-manager for the offering. Helius has granted the underwriters a 30-day option to purchase up to an additional 318,182 shares of Class A common stock at the public offering price, less the underwriting discounts and commissions.

The offering is being made by means of written prospectuses and prospectus supplements that form part of Helius’ existing Canadian MJDS short form base shelf prospectus dated January 26, 2017, in Canada, and effective U.S. shelf registration statement on Form S-3 dated January 6, 2017, in the United States. Preliminary prospectus supplements and the accompanying prospectuses have been filed with the securities regulatory authorities in all provinces of Canada, pursuant to the Multijurisdictional Disclosure System, and with the Securities and Exchange Commission (SEC) in the United States. Copies of these documents, as well as the final prospectus supplements and the accompanying prospectuses, will be available on the Company’s profiles on the SEDAR website maintained by the Canadian Securities Administrators at www.sedar.com or the SEC’s website at www.sec.gov, as applicable. Alternatively, when available, copies of the final prospectus supplements and the accompanying prospectuses may also be obtained for free from BTIG, LLC at 825 Third Avenue, 6th Floor, New York, NY, 10022, by telephone at (212) 593-7555, or by email to equitycapitalmarkets@btig.com or from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, NY 10004, by telephone at (212) 667-8055 or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction, and no securities will be offered or sold in the province of Quebec.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a neurotech company focused on neurological wellness. The Company’s purpose is to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. The Company’s first product in development is the Portable Neuromodulation Stimulator (PoNSTM).

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws.

All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Such forward-looking statements include, among others, statements regarding the offering, including the closing of the offering. Forward-looking statements are often identified by terms such as “will”, “may”, “should”, “anticipate”, “expects”, “estimate”, “intend” and similar expressions.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the Company’s need to raise additional capital to achieve its business objectives and other risks detailed from time to time in the filings made by the Company with securities regulators.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including its Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and its other filings with the SEC and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com.

The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

Investor Relations Contact:

Westwicke Partners on behalf of Helius Medical Technologies, Inc.

Mike Piccinino, CFA

443-213-0500

info@heliusmedical.com